EXHIBIT 5.1


                      POSTERNAK, BLANKSTEIN & LUND, L.L.P.
                               ATTORNEYS AT LAW
                            -----------------------
                            100 CHARLES RIVER PLAZA
                       BOSTON, MASSACHUSETTS 02114-2723

TEL   617-973-6100
FAX  617-367-2315
E-MAIL  PBL@PBL.COM


                                                January 22, 1997


Affiliated Community Bancorp, Inc.
716 Main Street
Waltham, MA  02254

        Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

	    This opinion is rendered to you in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by Affiliated Community Bancorp, Inc., a Massachusetts corporation (the "Company"), relating to an aggregate of 744,920 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock") consisting of (i) 425,720 shares of Common Stock issuable upon exercise of options under the Company's 1995
Stock Option Plan (the "1995 Plan"), (ii) 86,000 shares of Common Stock issuable upon exercise of options under the Lexington Savings Bank 1994 Stock Option Plan (the "1994 Plan") assumed by the Company, (iii) 126,000 shares of Common Stock issuable upon exercise of options under the Main Street Community Bancorp, Inc. ("Main Street") 1993 Stock Option Plan (the "1993 Plan") assumed by the Company, and (iv) 107,200 shares of Common Stock issuable upon exercise of options under the Lexington Savings Bank 1986 Stock Option and Stock Appreciation Rights Plan (the "1986 Plan") assumed by the Company (the 1995 Plan, 1994 Plan, 1993 Plan and 1986 Plan are collectively referred to herein as the "Plans").

	    We have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion, we have examined the Articles of Organization and By-laws, each as amended and restated, of the Company; such records of the corporate proceedings of the Company as we have deemed material; the Registration Statement and all exhibits thereto; the Plans; the Plan of Merger between the Company and Main Street dated June 20, 1995; the Plan of Merger between the Company and Lexington Holding, Inc. dated June 20, 1995; and such other documents as we have deemed necessary to enable us to render this opinion.

    	We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

    	In rendering the opinion expressed herein, we assume that all steps necessary to comply with the registration requirements of the Securities Act and with applicable requirements of state law regulating the sale of securities will be duly taken.

    	Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized for issuance by all necessary corporation action and, when issued and delivered against payment of the consideration therefor as set forth in the Plans, will be validly issued, fully paid and nonassessable.

    	This opinion is rendered solely for your benefit, and may not be relied upon by any other party without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement.

                                          Very truly yours,

                                          POSTERNAK, BLANKSTEIN & LUND, L.L.P.



                                          By:/s/ Donald H. Siegel, P.C.
                                             A Partner Thereof